Exhibit 99.1
PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Second Quarter 2024 Operating Results
Indianapolis, Indiana, July 30, 2024 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2024. For the quarters ended June 30, 2024 and 2023, net loss attributable to common shareholders was $48.6 million, or $0.22 per diluted share, compared to net income of $32.1 million, or $0.15 per diluted share, respectively. For the six months ended June 30, 2024 and 2023, net loss attributable to common shareholders was $34.5 million, or $0.16 per diluted share, compared to net income of $37.4 million, or $0.17 per diluted share, respectively. The net loss for the quarter and six months ended June 30, 2024 was driven by a $66.2 million impairment charge associated with an asset classified as held for sale as of June 30, 2024. Excluding the impairment charge, net income for the quarter and six months ended June 30, 2024 would have been $17.6 million, or $0.08 per diluted share, and $31.7 million, or $0.14 per diluted share, respectively.
Company raises 2024 NAREIT FFO and Same Property NOI guidance
Leased approximately 1.2 million square feet at 15.6% comparable blended cash leasing spreads
Received a credit rating upgrade to BBB from S&P Ratings
Improved Net Debt to Adjusted EBITDA to 4.8x, an all-time low for KRG
Board of Trustees raises quarterly dividend on common shares by 8.3% on a year-over-year basis
“The KRG team delivered another exceptional quarter with approximately 1.2 million square feet of total leasing volume, while generating 15.6% blended cash spreads,” said John A. Kite, Chairman and CEO. “The combination of our superior operating platform and premier open-air portfolio has enabled our team to enhance the quality of our merchandising mix and drive higher embedded rent bumps. S&P and Moody’s recent upgrades reflect the strength of our credit metrics and our commitment to maintaining a formidable balance sheet.”
Second Quarter 2024 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $117.5 million, or $0.53 per diluted share, for the second quarter and $230.3 million, or $1.03 per diluted share, year to date.
▪Same Property NOI increased by 1.8% for the second quarter and increased by 2.2% year to date.
▪Executed 160 new and renewal leases representing approximately 1.2 million square feet.
▪Blended cash leasing spreads of 15.6% on 136 comparable leases, including 34.8% on 40 comparable new leases, 14.3% on 60 comparable non-option renewals and 6.0% on 36 comparable option renewals.
▪Cash leasing spreads of 23.7% on a blended basis for comparable new and non-option renewal leases.
▪Operating retail portfolio ABR per square foot of $20.90 at June 30, 2024, a 3.5% increase year-over-year.
▪Retail portfolio leased percentage of 94.8% at June 30, 2024, an 80-basis point increase sequentially.

▪Portfolio leased-to-occupied spread at period end of 320 basis points, which represents $35.3 million of signed-not-open NOI.
Second Quarter 2024 Capital Allocation Activity
▪Sold Ashland & Roosevelt (Chicago, IL), a 104,176 square foot center, for $30.6 million.
Second Quarter 2024 Balance Sheet Overview
▪As of June 30, 2024, the Company’s net debt to Adjusted EBITDA was 4.8x.
▪Repaid the $149.6 million principal balance of the 4.58% senior unsecured notes that matured on June 30, 2024. Subsequent to quarter end, repaid the $120.0 million principal balance of the 2.68% unsecured term loan that matured on July 17, 2024, with a portion of the proceeds from the Company’s $350.0 million of senior unsecured notes issued in January 2024. The Company has no debt maturing for the remainder of 2024.
▪S&P Ratings upgraded the Company’s corporate credit rating to BBB from BBB- with a stable rating outlook.
Dividend
On July 29, 2024, the Company’s Board of Trustees declared a third quarter 2024 dividend of $0.26 per common share, which represents an 8.3% year-over-year increase. The third quarter dividend will be paid on or about October 16, 2024, to shareholders of record as of October 9, 2024.
2024 Earnings Guidance
The Company now expects to generate net income attributable to common shareholders of $0.00 to $0.04 per diluted share in 2024. The Company is updating its 2024 NAREIT FFO guidance range to $2.04 to $2.08 per diluted share from $2.02 to $2.08 per diluted share, based, in part, on the following assumptions:
▪2024 Same Property NOI range of 2.0% to 3.0%, which represents a 50-basis point increase at the midpoint.
▪Full-year bad debt assumption of 0.5% to 1.0% of total revenues, which represents a 5-basis point decrease at the midpoint.
The following table reconciles the Company’s 2024 net income guidance range to the Company’s 2024 NAREIT FFO guidance range:

	Low	High

Net income	$0.00	$0.04
Depreciation and amortization	1.74	1.74
Realized loss on sales of operating properties, net	0.01	0.01
Realized gain on sale of unconsolidated property, net	(0.01)	(0.01)
Impairment charges	0.30	0.30
NAREIT FFO	$2.04	$2.08
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Wednesday, July 31, 2024, at 1:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Second Quarter 2024 Webcast. The dial-in registration link is: KRG Second Quarter 2024 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of June 30, 2024, the Company owned interests in 178 U.S. open-air shopping centers and mixed-use assets, comprising approximately 27.6 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
Assets:
Investment properties, at cost	$7,546,116	$7,740,061
Less: accumulated depreciation	(1,447,549)	(1,381,770)
Net investment properties	6,098,567	6,358,291

Cash and cash equivalents	153,835	36,413
Tenant and other receivables, including accrued straight-line rent of $62,035 and $55,482, respectively	120,012	113,290
Restricted cash and escrow deposits	4,935	5,017
Deferred costs, net	263,884	304,171
Short-term deposits	120,000	—
Prepaid and other assets	114,159	117,834
Investments in unconsolidated subsidiaries	9,970	9,062
Assets associated with investment property held for sale	73,558	—
Total assets	$6,958,920	$6,944,078

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,015,626	$2,829,202
Accounts payable and accrued expenses	189,688	198,079
Deferred revenue and other liabilities	250,103	272,942
Liabilities associated with investment property held for sale	3,930	—
Total liabilities	3,459,347	3,300,223

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	76,093	73,287

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,654,953 and 219,448,429 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	2,197	2,194
Additional paid-in capital	4,886,532	4,886,592
Accumulated other comprehensive income	50,255	52,435
Accumulated deficit	(1,517,383)	(1,373,083)
Total shareholders’ equity	3,421,601	3,568,138
Noncontrolling interests	1,879	2,430
Total equity	3,423,480	3,570,568
Total liabilities and equity	$6,958,920	$6,944,078

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Rental income	$205,836	$205,836	$411,649	$408,899
Other property-related revenue	3,146	1,883	4,457	3,799
Fee income	3,452	1,040	3,767	2,811
Total revenue	212,434	208,759	419,873	415,509

Expenses:
Property operating	28,564	27,232	56,645	54,546
Real estate taxes	26,493	26,697	53,027	53,880
General, administrative and other	12,966	14,499	25,750	27,883
Depreciation and amortization	99,291	109,462	199,670	217,533
Impairment charges	66,201	—	66,201	—
Total expenses	233,515	177,890	401,293	353,842

(Loss) gain on sales of operating properties, net	(1,230)	28,440	(1,466)	28,440

Operating (loss) income	(22,311)	59,309	17,114	90,107
Other (expense) income:
Interest expense	(30,981)	(27,205)	(61,345)	(52,630)
Income tax expense of taxable REIT subsidiaries	(132)	(45)	(290)	(16)
Equity in (loss) earnings of unconsolidated subsidiaries	(174)	118	(594)	(126)
Gain on sale of unconsolidated property, net	—	—	2,325	—
Other income, net	4,295	304	7,923	707
Net (loss) income	(49,303)	32,481	(34,867)	38,042
Net loss (income) attributable to noncontrolling interests	665	(423)	385	(593)
Net (loss) income attributable to common shareholders	$(48,638)	$32,058	$(34,482)	$37,449

Net (loss) income per common share – basic and diluted	$(0.22)	$0.15	$(0.16)	$0.17

Weighted average common shares outstanding – basic	219,622,059	219,354,275	219,561,586	219,294,255
Weighted average common shares outstanding – diluted	219,622,059	220,032,366	219,561,586	219,999,440

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net (loss) income	$(49,303)	$32,481	$(34,867)	$38,042
Less: net income attributable to noncontrolling interests in properties	(74)	(30)	(141)	(134)
Add/less: loss (gain) on sales of operating properties, net	1,230	(28,440)	1,466	(28,440)
Less: gain on sale of unconsolidated property, net	—	—	(2,325)	—
Add: impairment charges	66,201	—	66,201	—
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	99,433	109,736	199,993	218,045
FFO of the Operating Partnership(1)	117,487	113,747	230,327	227,513
Less: Limited Partners’ interests in FFO	(1,946)	(1,547)	(3,768)	(3,054)
FFO attributable to common shareholders(1)	$115,541	$112,200	$226,559	$224,459
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.53	$0.51	$1.03	$1.02
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.53	$0.51	$1.03	$1.02

Weighted average common shares outstanding – basic	219,622,059	219,354,275	219,561,586	219,294,255
Weighted average common shares outstanding – diluted	220,013,860	220,032,366	219,957,009	219,999,440

Weighted average common shares and units outstanding – basic	223,329,063	222,388,487	223,219,523	222,287,815
Weighted average common shares and units outstanding – diluted	223,720,864	223,066,578	223,614,946	222,993,000

FFO, as defined by NAREIT, per diluted share/unit
Net (loss) income	$(0.22)	$0.15	$(0.16)	$0.17
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Add/less: loss (gain) on sales of operating properties, net	0.01	(0.13)	0.01	(0.13)
Less: gain on sale of unconsolidated property, net	0.00	0.00	(0.01)	0.00
Add: impairment charges	0.30	0.00	0.30	0.00
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.44	0.49	0.89	0.98
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.53	$0.51	$1.03	$1.02
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change

Number of properties in same property pool for the period(1)	177	177		177	177

Leased percentage at period end	94.8%	94.5%	94.8%	94.5%
Economic occupancy percentage at period end	91.6%	92.3%	91.6%	92.3%
Economic occupancy percentage(2)	91.3%	92.5%	91.2%	92.5%

Minimum rent	$150,010	$147,127		$298,874	$292,929
Tenant recoveries	41,523	39,765		83,663	80,630
Bad debt reserve	(1,584)	(332)		(2,138)	(2,192)
Other income, net	2,208	2,120		4,784	4,693
Total revenue	192,157	188,680		385,183	376,060

Property operating	(24,341)	(23,113)		(49,748)	(46,421)
Real estate taxes	(25,288)	(25,555)		(50,634)	(51,072)
Total expenses	(49,629)	(48,668)		(100,382)	(97,493)

Same Property NOI	$142,528	$140,012	1.8%	$284,801	$278,567	2.2%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$142,528	$140,012		$284,801	$278,567
Net operating income – non-same activity(3)	11,397	13,778		21,633	25,705
Total property NOI	153,925	153,790	0.1%	306,434	304,272	0.7%
Other income, net	7,441	1,417		10,806	3,376
General, administrative and other	(12,966)	(14,499)		(25,750)	(27,883)
Impairment charges	(66,201)	—		(66,201)	—
Depreciation and amortization	(99,291)	(109,462)		(199,670)	(217,533)
Interest expense	(30,981)	(27,205)		(61,345)	(52,630)
(Loss) gain on sales of operating properties, net	(1,230)	28,440		(1,466)	28,440
Gain on sale of unconsolidated property, net	—	—		2,325	—
Net loss (income) attributable to noncontrolling interests	665	(423)		385	(593)
Net (loss) income attributable to common shareholders	$(48,638)	$32,058		$(34,482)	$37,449
(1)Same Property NOI excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at Carillon medical office building and The Corner – IN; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.
The Company uses property NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2024, the same property pool excludes the following: (i) properties acquired or placed in service during 2023 and 2024; (ii) The Landing at Tradition – Phase II, which was reclassified from active redevelopment into our operating portfolio in June 2023; (iii) our active development and redevelopment projects at Carillon medical office building and The Corner – IN; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2023 and 2024; and (vi) office properties.

Kite Realty Group Trust
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2024

Net loss	$(49,303)
Depreciation and amortization	99,291
Interest expense	30,981
Income tax expense of taxable REIT subsidiaries	132
EBITDA	81,101
Unconsolidated Adjusted EBITDA	611
Impairment charges	66,201
Loss on sales of operating properties, net	1,230
Other income and expense, net	(4,121)
Noncontrolling interests	(203)
Adjusted EBITDA	$144,819

Annualized Adjusted EBITDA(1)	$579,276

Company share of Net Debt:
Mortgage and other indebtedness, net	$3,015,626
Plus: Company share of unconsolidated joint venture debt	56,759
Less: Partner share of consolidated joint venture debt(2)	(9,825)
Less: debt discounts, premiums and issuance costs, net	(14,865)
Company’s consolidated debt and share of unconsolidated debt	3,047,695
Less: cash, cash equivalents, restricted cash and short-term deposits	(281,737)
Company share of Net Debt	$2,765,958

Net Debt to Adjusted EBITDA	4.8x
(1)Represents Adjusted EBITDA for the three months ended June 30, 2024 (as shown in the table above) multiplied by four.
(2)Partner share of consolidated joint venture debt is calculated based upon the partner’s pro rata ownership of the joint venture, multiplied by the related secured debt balance.
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.